Exhibit 1.1

XM SATELLITE RADIO HOLDINGS INC.

REGISTRATION AGREEMENT

May 9, 2005

Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

Ladies/Gentlemen:

American Honda Motor Co., Inc., a California corporation (“AHM”), and Bank of America, N.A. (“BOA”), an affiliate of Banc of America Securities LLC (“BAS”), have entered into a forward sale agreement and pledge agreement (the forward sale agreement, together with the pledge agreement, hereinafter referred to as the “Forward Sale Agreement”), dated the date hereof, relating to the forward sale of a portion of the 10% Senior Secured Discount Convertible Notes due 2009 (the “Notes”) of XM Satellite Radio Holdings Inc., a Delaware corporation (the “Company”), and XM Satellite Radio Inc., a Delaware corporation and wholly owned subsidiary of the Company (together with the Company, the “Issuers”), issued pursuant to the Note Purchase Agreement, dated as of December 21, 2002 (as amended and restated as of June 16, 2003, the “Note Purchase Agreement”). Subject to the terms and conditions herein and therein, under the Forward Sale Agreement, AHM has agreed to deliver to BOA, or an affiliate thereof (including BAS), Notes with a principal amount as of December 31, 2005 and through maturity of $33,249,084 (such principal amount representing the Accreted Value as of December 31, 2005 of Notes with an Initial Value (each as defined in the Note Purchase Agreement) of $25,000,000), the principal amount of which will be convertible into a total of 10,455,687 shares of Class A common stock, par value $0.01 per share (the “Common Stock”), of the Company on December 31, 2005 (based on such Accreted Value divided by the conversion price of $3.18 per share) (the “Forward Transaction”).

The Company proposes to file with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), a prospectus supplement to the Prospectus included in its Registration Statement (both as defined below) relating to the offer and sale of up to 12,000,000 aggregate number of shares of Common Stock by BAS in one or more at-the-market offerings from time to time (the “Shares”).

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, BAS that:

(a) The Company has filed with the Commission a registration statement on Form S-3 (No. 333-102966) and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act, of the Shares which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the

Commission and a copy of which has heretofore been delivered to BAS. The registration statement, as amended at or after the time it became effective, including the prospectus, financial statements, schedules and exhibits is hereinafter referred to as the “Registration Statement.” If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional shares of Common Stock (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include any such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Shares have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company, if required by the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”), proposes to file the Prospectus Supplement with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”). The Prospectus, in the form in which it was filed with the Commission in the Registration Statement pursuant to Rule 415 of the Securities Act Regulations, is hereinafter referred to as the “Prospectus.” The Prospectus Supplement relating to the Shares for use in connection with the offering and sale of the Shares, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, is hereinafter referred to as the “Prospectus Supplement.” References to the term “Prospectus Supplement,” unless otherwise indicated, shall refer to the Prospectus and the Prospectus Supplement. Any preliminary prospectus supplement relating to the Shares or prospectus supplement subject to completion relating to the Shares included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereafter called a “Preliminary Prospectus Supplement.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Prospectus, a Preliminary Prospectus Supplement and the Prospectus Supplement, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System.

(b) The Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and the Prospectus Supplement when filed with the Commission will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations. The Registration Statement, when declared effective by the Commission, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus Supplement, as of the date thereof (unless the term “Prospectus Supplement” refers to a prospectus supplement which has been provided to BAS by the Company for use in connection with the offering of the Shares which differs from the Prospectus Supplement filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, in which case at the time it is first provided to BAS for such use), did not and on the applicable Delivery Date (as defined below), will not, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section (1)(b) shall not apply to statements in or omissions from the Registration Statement or Prospectus Supplement made in reliance upon and in conformity with information relating to BAS furnished to the Company in writing by BAS expressly for use in the Registration Statement or the Prospectus Supplement. The parties acknowledge and agree that such information provided by or on behalf of BAS consists solely of the material included in paragraphs 1 through 8, inclusive under the caption “Plan of Distribution” in the Prospectus Supplement. Each Preliminary Prospectus Supplement and Prospectus Supplement filed as part of the Registration Statement, as part of any amendment thereto or pursuant to Rule 424 under the Securities Act Regulations, if filed by electronic transmission pursuant to Regulation S-T under the Securities Act, was identical to the copy thereof delivered to BAS for use in connection with the offer and sales of the Shares (except as may be permitted by Regulation S-T under the Securities Act). There are no contracts or other documents required to be described in the Prospectus Supplement or to be filed as exhibits to the Registration Statement under the Securities Act that have not been described or filed therein as required, and there are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Prospectus Supplement that have not been described therein as required.

(c) Each of the Company and its subsidiaries (i) has been duly organized and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, (ii) has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Prospectus Supplement and to own, lease and operate its properties and (iii) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except, with respect to clauses (i) (as it relates to good standing) and (iii), where the failure to be so qualified or in good standing does not and could not reasonably be expected to (x) individually or in the aggregate, result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole, (y) interfere with or adversely affect the marketability of the Shares pursuant hereto or (z) in any manner draw into question the validity of this Agreement or the transactions described in the Prospectus Supplement under the caption “Use of Proceeds” (any of the events set forth in clauses (x), (y) or (z), a “Material Adverse Effect”).

(d) All of the outstanding shares of capital stock of the Company, including the Shares offered pursuant to the Prospectus Supplement, have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. The Shares, when issued and delivered upon conversion of the Notes pursuant to the Note Purchase Agreement, will be duly authorized and validly issued, fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive or similar rights. At March 31, 2005, the Company had the capitalization as set forth in the Prospectus Supplement under the caption “Capitalization” (subject in each case to the assumptions set forth above such caption).

(e) Except as disclosed in the Prospectus Supplement, all of the outstanding capital stock of, or other ownership interests in, the Company’s subsidiaries is owned by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance; and all such securities have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

(f) Except as disclosed in the Prospectus Supplement there are not currently, and will not be as a result of the Forward Transaction, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of its subsidiaries (other than options issued pursuant to the Company’s 1998 Shares Award Plan and Employee Stock Purchase Plan or ordinary course option grants consistent with the Company’s past practices).

(g) The Common Stock (including the Shares), is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is listed for quotation on the Nasdaq National Market System (“Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

(h) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Acknowledgment and Agreement, dated the date hereof, among the Issuers, AHM and BOA (the “Acknowledgement and Agreement”), and to consummate the transactions contemplated hereby and thereby.

(i) The statistical and market-related data included in the Prospectus Supplement are based on or are derived from sources that the Company believes to be reliable and accurate in all material respects.

(j) This Agreement and the Acknowledgment and Agreement have been duly and validly authorized, executed and delivered by the Company and are the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, and except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles.

(k) Neither the Company nor any of its subsidiaries is, nor after giving effect to the Forward Transaction will be, (i) in violation of its certificate of incorporation or bylaws, (ii) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject or (iii) in violation of any local, state or federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the Communications Act of 1934 (the “Communications Act”) and the rules and regulations of the Federal Communications Commission (the “FCC”), and environmental laws, statutes, ordinances, rules regulations, judgments or court decrees) applicable to the Company or any of its subsidiaries or any of their assets or properties (whether owned or leased) other than, in the case of clauses (ii) and (iii), any default or violation that (A) could not reasonably be expected to have a Material Adverse Effect or (B) which is disclosed in the Prospectus Supplement. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument, except as disclosed in the Prospectus or Prospectus Supplement.

(l) Assuming that BOA and its affiliates do not directly or indirectly own or hold any debt or equity interest in, or have any rights with respect to, the Company or XM Satellite Radio Inc. except as set forth in the Forward Sale Agreement and the Note Purchase Agreement, then no consent, approval, authorization or order of the FCC is required to be obtained under the Communications Laws for the consummation of the transactions contemplated under the Forward Sale Agreement or the conversion by BOA of the Notes pledged in connection therewith or to be received upon settlement thereof as long as such conversion does not result in the direct or indirect ownership or control by BOA and its affiliates of more than 49.9% of the voting securities of the Company or XM Satellite Radio Inc.

(m) None of (i) the execution, delivery or performance by the Company of this Agreement and the Acknowledgment and Agreement, (ii) the sale of the Shares and (iii) the consummation by the Company of the transactions contemplated hereby and thereby and in the Prospectus Supplement violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to, (A) the certificate of incorporation or bylaws of the Company or any of its subsidiaries, (B) any bond, debenture, note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or its subsidiaries or their properties is or may be bound, (C) any statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their assets or properties or (D) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, other than, in the case of clause (B) above, (x) any default or violation that (1) could not reasonably be expected to have a Material Adverse Effect or (2) which is disclosed in the Prospectus Supplement or (y) any “piggyback” registration rights held by investors that will have been waived on or prior to the applicable Delivery Date. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (i) any court or governmental agency, body or administrative agency or (ii) any other person is required for (A) the execution, delivery and performance by the Company of this Agreement and the Acknowledgment and Agreement or (B) the sale of the Shares and the transactions contemplated hereby and thereby, except such as have been obtained and made under the Securities Act and state securities or Blue Sky laws and regulations or such as may be required by the National Association of Securities Dealers, Inc. (the “NASD”).

(n) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company or any of its subsidiaries, threatened or contemplated to which the Company or any of its subsidiaries is a party or to which the business or property of the Company or any of its subsidiaries is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body or (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets, or property of the Company or any of its subsidiaries are or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (A) is required to be disclosed in the Prospectus Supplement and that is not so disclosed or (B) except as has been disclosed in the Prospectus Supplement could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(o) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents or suspends the use of the Prospectus Supplement; no injunction, restraining order or order of any kind by a federal or state court of competent jurisdiction has been issued that prevents or suspends the sale of the Shares in any jurisdiction referred to in Section 1(c) hereof or that could adversely affect the consummation of the transactions contemplated by this Agreement or the Prospectus Supplement; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

(p) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of its subsidiaries that, in the case of clauses (i), (ii) or (iii) above, could reasonably be expected to result in a Material Adverse Effect. To the best knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries. None of the Company or any of its subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”), which in the case of clause (A), (B) or (C) above could reasonably be expected to result in a Material Adverse Effect.

(q) None of the Company or any of its subsidiaries has violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), lacks any permit, license or other approval required of it under applicable Environmental Laws or is violating any term or condition of such permit, license or approval, which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

(r) Each of the Company and its subsidiaries has (i) good and marketable title to all of the properties and assets described in the Prospectus Supplement as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Prospectus Supplement or as would not have a Material Adverse Effect, (ii) peaceful and undisturbed possession of its properties under all material leases to which it is a party as lessee, (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each an “Authorization”) necessary to engage in the business conducted by it in the manner described in the Prospectus Supplement, except as described in the Prospectus Supplement or where failure to hold such Authorizations would not, individually or in the aggregate, have a Material Adverse Effect and (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect would not have a Material Adverse Effect, all such Authorizations are valid and in full force and effect, and each of the Company and its subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All material leases to which the Company or any of its subsidiaries is a party are valid and binding, and no default by the Company or any subsidiary has occurred and is continuing thereunder and, to the best knowledge of the Company and its subsidiaries, no material defaults by the landlord are existing under any such lease that could reasonably be expected to result in a Material Adverse Effect.

(s) Each of the Company and its subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses (including all FCC, state, local or other regulatory licenses), inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the “Intellectual Property”) presently employed by it in connection with the businesses now operated by it or that are proposed to be operated by it or its subsidiaries free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person and none of the Company or any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, except as (1) disclosed in the Prospectus Supplement or (2) as could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, the use of the Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except as disclosed in the Prospectus Supplement or as could not reasonably be expected to have a Material Adverse Effect.

(t) None of the Company or any of its subsidiaries or, to the best knowledge of the Company, any of their respective officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company or any of its subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any of its subsidiaries (or assist the Company or any of its subsidiaries in connection with any actual or proposed transaction), which (i) might subject the Company or any of its subsidiaries, or any other individual or entity, to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might have a Material Adverse Effect.

(u) All material tax returns required to be filed by the Company and each of its subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company, the assets or property of the Company or any of its subsidiaries. The Company has made adequate charges, accruals and reserves in the applicable financial statements included in the Prospectus Supplement in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(v) None of the Company or any of its subsidiaries is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”) or (ii) a “holding company” or a “subsidiary company” or an “affiliate” of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(w) Except as disclosed in the Prospectus Supplement, there are no holders of securities of the Company or any of its subsidiaries who, by reason of the execution by the Company of this Agreement to which it is a party or the consummation by the Company or any of its subsidiaries of the transactions contemplated hereby or in the Prospectus Supplement, have the right to request or demand that the Company or any of its subsidiaries register under the Securities Act or analogous foreign laws and regulations securities held by them, other than such that will have been duly waived on or prior to the applicable Delivery Date.

(x) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences thereto.

(y) Except as disclosed in the Prospectus Supplement, each of the Company and its subsidiaries maintains insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their respective businesses. None of the Company or any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof, subject only to changes made in the ordinary course of business, consistent with past practice, which do not, singly or in the aggregate, materially alter the coverage thereunder or the risks covered thereby. The Company has no reason to believe that it or any subsidiary will not be able (a) to renew its existing insurance coverage as and when such policies expire or (b) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted or as presently contemplated and at a cost that would not result in a Material Adverse Effect.

(z) None of the Company or any of its subsidiaries has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Shares or (ii) since the date of the Preliminary Prospectus Supplement, (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries.

(aa) The Company and its subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliates” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(bb) Subsequent to the date as of which information is given in the Prospectus Supplement, except as set forth in the Prospectus Supplement, (i) none of the Company or any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business, (ii) none of the Company or any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, that will be material to the Company and its subsidiaries taken as a whole, (iii) there has not been, singly or in the aggregate, any change or development that could reasonably be expected to result in a Material Adverse Effect, (iv) except for the dividends consisting of shares of Class A

Common Stock paid to the holders of the Company’s Series B convertible redeemable preferred stock on May 1, 2005, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, (v) there has been no change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any of its subsidiaries, (vi) there has been no revaluation by the Company or any of its subsidiaries of any of their assets, (vii) there has been no material increase in the salary or other compensation payable or to become payable by the Company or any of its subsidiaries to any of their officers, directors, employees or advisors, nor any declaration, payment or commitment or obligation of any kind for the payment by the Company or any of its subsidiaries of a bonus or other additional salary or compensation to any such person, (viii) there has been no amendment or termination of any material contract, agreement or license to which the Company or any subsidiary is a party or by which it is bound, (ix) there has been no waiver or release of any material right or claim of the Company or any subsidiary, including any write-off or other compromise of any material account receivable of the Company or any subsidiary and (x) there has been no material change in pricing or royalties set or charged by the Company or any subsidiary to their respective customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property Rights to the Company or any of its subsidiaries.

(cc) KPMG LLP, who has expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Prospectus Supplement, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act. Except as expressly stated in the letters delivered pursuant to Section 7(g) hereof, the historical financial statements, together with related schedules and notes thereto, comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Securities Act and present fairly in all material respects the financial position and results of operations of the Company and its subsidiaries, at the dates and for the periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The pro forma financial information included in the Prospectus Supplement has been prepared on a basis consistent with such historical financial statements of the Company and its subsidiaries, and gives effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by this Agreement and the Prospectus Supplement.

(dd) The financial statements, together with the related notes, included in the Prospectus Supplement present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Prospectus Supplement under the caption “Capitalization,” and the financial data schedule set forth in the Registration Statement fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Prospectus Supplement.

(ee) Except as pursuant to this Agreement, there are no contracts, agreements or understandings between the Company and any other person that would give rise to a valid claim against the Company or BAS for a brokerage commission, finder’s fee or like payment in connection with the sale of the Shares.

(ff) The statements (including the assumptions described therein) included in the Prospectus Supplement (i) are within the coverage of Rule 175(b) under the Securities Act to the extent such data constitute forward looking statements as defined in Rule 175(c) and (ii) were made by the Company with a reasonable basis and reflect the Company’s good faith estimate of the matters described therein.

(gg) Each certificate signed by any officer of the Company and delivered to BAS or counsel for BAS shall be deemed to be a representation and warranty by the Company to BAS as to the matters covered thereby.

(hh) The conditions for use of Form S-3, as in effect on the date hereof and as in effect immediately prior to October 21, 1992, as set forth in the General Instructions thereto, have been satisfied.

The Company acknowledges that BAS and, for purposes of the opinions to be delivered to BAS pursuant to Section 7 hereof, counsel to the Company and counsel to BAS, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

2. Representations and Warranties of AHM. AHM represents and warrants to, and agrees with, BAS on the date hereof and on each day of the Prospectus Delivery Period (as defined below) that:

(a) AHM has full right, power and authority to execute and deliver this Agreement and the Acknowledgment and Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement, the Forward Sale Agreement, the Acknowledgment and Agreement, the Registration Statement and the Prospectus Supplement. This Agreement, the Acknowledgment and Agreement and the transactions contemplated by this Agreement, the Forward Sale Agreement, the Acknowledgment and Agreement, the Registration Statement and the Prospectus Supplement have been duly and validly authorized by AHM. This Agreement and the Acknowledgment and Agreement have been duly and validly executed and delivered by AHM and constitute the legal, valid and binding obligations of AHM, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) No consent of, from or with any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance by AHM of this Agreement or the Forward Sale Agreement, or the consummation by AHM of the transactions contemplated herein or therein, except such as have been obtained under the Securities Act and such as may be required under the state or foreign securities laws, the blue sky laws of any jurisdiction, the NASD or the NASDR.

(c) The execution, delivery and performance by AHM of this Agreement, the Acknowledgment and Agreement and the Forward Sale Agreement, and the consummation of any of the transactions contemplated herein or therein or in the Prospectus Supplement by AHM or the fulfillment of the terms hereof or thereof by AHM will not (A) conflict with, result in a breach or violation of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of AHM (other than pursuant to the Forward Sale Agreement) pursuant to any law, statute, rule or regulation or the terms of any material indenture or other material agreement or instrument to which AHM is party or bound, or to which any of the material property or material assets of AHM is subject or (B) result in any violation of the provisions of the Articles of Incorporation or Bylaws of AHM or (C) result in any violation or breach of any judgment, order, decree statute, rule or regulation applicable to AHM of any court or any public, governmental or regulatory agency or body, administrative agency or arbitrator having jurisdiction over AHM.

(d) Except as disclosed in the Prospectus Supplement, there are no contracts, agreements or understandings between AHM and any person that would give rise to a valid claim against BAS for a brokerage commission, finder’s fee or other like payment in connection with this Forward Transaction.

(e) AHM has reviewed and is familiar with the Registration Statement and the Prospectus Supplement and (i) has no knowledge of any misstatement of a material fact or failure to state a material fact necessary to make the statements in the Prospectus Supplement, in light of the circumstances under which they were made, not misleading and (iii) is not prompted to enter into this Agreement or the Forward Transaction by any material adverse information concerning the Company or any subsidiary which is not set forth in the Registration Statement and the Prospectus Supplement or otherwise publicly available, provided, however, that the representations set forth in clauses (i) and (ii) of this Section 2(e) are made only with respect to written information furnished to the Company by or on behalf of AHM expressly for use in the Registration Statement or the Prospectus Supplement.

(f) AHM has not taken and will not take, directly or indirectly, any action designed to, or that could be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(g) AHM has not distributed and will not distribute, prior to the later of the applicable Delivery Date and the completion of BAS’ distribution of the Shares, any offering material in connection with the sale of the Shares other than the Prospectus Supplement or the Registration Statement.

Any certificate signed by or on behalf of AHM and delivered to BAS or to counsel for BAS shall be deemed to be a representation and warranty by AHM to BAS as to the matters covered thereby.

3. Offer, Sale and Delivery.

(a) Subject to the terms and conditions herein set forth, BAS agrees to offer the Shares in the manner contemplated by the Prospectus Supplement. BAS anticipates the time and date of delivery of an initial portion of the Shares to purchasers thereof will be the fourth business day after the date hereof or such other time and date as BAS may designate. Such time and date for delivery of an initial portion of the Shares is herein called the “First Delivery Date.” The time and date for delivery of an additional portion of the Shares will be the eighth business day after the date hereof or such other time as BAS and the Company may agree upon. Such time and date for delivery of such additional portion of the Shares is herein called the “Subsequent Delivery Date.” Each of the First Delivery Date and the Subsequent Delivery Date are referred to herein individually as a “Delivery Date.”

(b) BAS will as promptly as reasonably practicable notify the Company of the occurrence of the Final Prospectus Delivery Date (as defined below).

(c) On the first day following the Final Prospectus Delivery Date, BAS shall terminate the distribution of the Shares contemplated hereby and in the Prospectus Supplement, shall cease any related special selling efforts and selling methods with respect thereto and shall cease using the Prospectus Supplement.

4. Intentionally Omitted.

5. Covenants of the Company; Covenants of AHM.

(a) The Company covenants and agrees with BAS that:

(i) The Registration Statement and any amendments thereto has been declared effective, and if the filing of the Prospectus Supplement is otherwise required under Rule 424(b), the Company will file the Prospectus Supplement pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to BAS of such timely filing.

During the Prospectus Delivery Period, the Company will notify you and AHM immediately (and, if requested by BAS, will confirm such notice in writing) (A) when any post-effective amendment to the Registration Statement becomes effective, (B) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus Supplement or for any additional information, (C) of the mailing or the delivery to the Commission for filing of the Prospectus Supplement or any amendment of or supplement to the Registration Statement or the Prospectus Supplement, including but not limited to Rule 462(b) under the Securities Act, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall make every reasonable effort to avoid the issuance of any such stop order, (E) of the receipt of any comments or inquiries from the Commission and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any post-effective amendments to the Registration Statement or any amendment of or supplement to the Prospectus Supplement (including any revised prospectus supplement which the Company proposes for use by BAS in connection with the offering of the Shares which differs from the prospectus supplement filed with the Commission pursuant to Rule 424(b), whether or not such revised prospectus supplement is required to be filed pursuant to Rule 424(b)) to which BAS, BAS’ counsel or AHM shall reasonably object after being timely furnished in advance a copy thereof. The Company will provide BAS and AHM with copies of all such amendments, filings and other documents a sufficient time prior to any filing or other publication thereof to permit BAS and AHM a reasonable opportunity to review and comment thereon.

(ii) The Company shall comply with the Securities Act to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus Supplement. If at any time during the Prospectus Delivery Period, any event shall have occurred as a result of which the Prospectus Supplement as then amended or supplemented would, in the judgment of BAS, the Company or AHM, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to BAS, not misleading, or if to comply with applicable law it shall be necessary at any time to amend or supplement the Prospectus Supplement or Registration Statement, or to file any document incorporated by reference in the Registration Statement or the Prospectus Supplement or in any amendment thereof or supplement thereto, the Company will notify BAS and AHM promptly and prepare and file with the Commission, subject to Section 5(a)(i) hereof, an appropriate amendment or supplement (in form and substance satisfactory to BAS) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(iii) The Company will promptly deliver to BAS a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith. The Company will promptly deliver to BAS during the Prospectus Delivery Period such number of copies of the Prospectus Supplement and the Registration Statement, all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus Supplement or any amendment thereof or supplement thereto, as BAS may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time the first day of which is the date hereof and the last day of which is the earlier of (x) the settlement date for the last of the Shares to be sold and (y) the date that is 30 trading days after the date hereof (such date, the “Final Prospectus Delivery Date”).

(iv) The Company will use its best efforts, in cooperation with BAS, to qualify or register the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions, domestic or foreign, as BAS may designate and to maintain such qualification in effect for so long as required for the distribution thereof, except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

(v) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to BAS as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary of the effective date of the Registration Statement occurs (or if such fiscal quarter is the Company’s fourth fiscal quarter, no later than 90 days after the end of such quarter), an earning statement of the Company complying with Section 11(a) of the Securities Act and the Securities Act Regulations (including, at the option of the Company, Rule 158).

(vi) During the period of five years from the date of the Prospectus Supplement, the Company will furnish to BAS copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to BAS (A) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and (B) such additional information concerning the business and financial condition of the Company as BAS may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission); provided, however, that if any such information is confidential in nature BAS shall enter into a customary confidentiality agreement, at the reasonable request of the Company, relating thereto.

(vii) The Company, during the period when the Prospectus Supplement is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Securities Act Regulations within the time periods required thereby.

(viii) The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the applicable Delivery Date.

(ix) The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(b) AHM covenants and agrees with BAS:

(i) To notify promptly the Company and BAS if, at any time during the Prospectus Delivery Period, AHM has knowledge of the occurrence of any event as a result of which the Prospectus Supplement or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the information furnished by AHM for inclusion in the Prospectus Supplement, which information consists solely of the material referred to in Section 8(a) hereof;

(ii) Not to take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Shares and to advise BAS and the Company promptly and, if requested by BAS, confirm such advice in writing, so long as delivery of the Prospectus Supplement by BAS or any dealer may be required under the Securities Act, of any change in information in the Registration Statement or the Prospectus Supplement relating to AHM or to any of the information furnished to the Company by AHM expressly for use in the Prospectus Supplement, which information consists solely of the material referred to in Section 8(a) hereof; and

(iii) Not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible or exchangeable for Common Stock or enter into any swap or other arrangement, except as contemplated by the Forward Sale Agreement, that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any of the foregoing transactions is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, for the period ending on the date that is 90 calendar days after the date hereof, without the prior written consent of BAS.

6. Payment of Expenses. Whether or not the transactions contemplated by this Agreement, the Forward Sale Agreement, the Registration Statement and the Prospectus Supplement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus Supplement and the Prospectus Supplement and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to BAS and dealers; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and the Forward Transaction; (iii) the cost of producing this Agreement, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Forward Transaction; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state or foreign securities or blue sky laws as provided in Section 5(a)(iv) hereof, including the fees and disbursements of counsel for BAS in connection with such qualification and in connection with any blue sky survey; (v) all fees and expenses in connection with listing on the NASDAQ of the shares of Common Stock issued and delivered upon conversion of the Notes pursuant to the Note Purchase Agreement; (vi) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares; (vii) any stock transfer taxes incurred in connection with this Agreement or the Forward Transaction; and (viii) fees and expenses related to the offering of Shares hereunder. The Company also will pay or cause to be paid: (x) the cost of preparing stock certificates representing the shares of Common Stock issued and delivered upon conversion of the Notes pursuant to the Note Purchase Agreement; (y) the cost and charges of any transfer agent or registrar for the shares of Common Stock issued and delivered upon conversion of the Notes pursuant to the Note Purchase Agreement; and (z) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6.

7. Additional Covenants of the Company, AHM and Opinion of BAS’s counsel. The obligations of BAS under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company and AHM contained herein (as of the date hereof and on each Delivery Date), to the accuracy of the statements of the Company and AHM made in any certificates pursuant to the provisions hereof, to the performance by the Company and AHM of their respective obligations hereunder and to the following:

(a) The Registration Statement shall have become effective and all necessary regulatory or stock exchange approvals shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by BAS; if the Company shall have elected to rely upon Rule 430A or Rule 434 under the Securities Act, the Prospectus Supplement shall have been filed with the Commission in a timely fashion in accordance with Section 5(a)(i) hereof and a form of the Prospectus Supplement containing information relating to the description of the Shares and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period.

(b) The Company shall use its commercially reasonable efforts to cause to be delivered to BAS and BOA an opinion, dated each of the First Delivery Date and the Subsequent Delivery Date, of Hogan & Hartson L.L.P., counsel for the Company in the form attached hereto as Annex I.

(c) AHM shall use its commercially reasonably efforts to cause to be delivered to BAS and BOA an opinion, dated the First Delivery Date, of O’Melveny & Myers LLP, special counsel for AHM in the form attached hereto as Annex III.

(d) The Company shall use its commercially reasonable efforts to cause to be delivered to BAS and BOA an opinion, dated each of the First Delivery Date and the Subsequent Delivery Date, of Shaw Pittman, regulatory counsel for the Company in the form attached hereto as Annex II.

(e) Latham & Watkins LLP, counsel to BAS, shall deliver to BAS an opinion, dated each of the First Delivery Date and the Subsequent Delivery Date, with respect to the sale of the Shares, the Registration Statement and the Prospectus Supplement and such other related matters as BAS may require, and the Company shall furnish to BAS’s counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(f) The Company shall furnish BAS and BOA (1) a certificate of the Chief Executive Officer and Chief Financial Officer or the Chairman of Board and the Chief Financial Officer of the Company, dated each of the First Delivery Date and the Subsequent Delivery Date, to the effect that (i) the condition set forth in subsection (a) of this Section 7 has been satisfied, (ii) as of the date hereof and as of the applicable Delivery Date, the representations and warranties of the Company set forth in Section 1 hereof are true and correct, (iii) as of the applicable Delivery Date, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, (vi) there are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement and the Prospectus Supplement pursuant to the Securities Act Regulations that have not been included as required and (vii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus Supplement there has not been any material adverse change or any development that is reasonably likely to result in a material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (x) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and its subsidiaries, individually or taken as a whole; (y) the long-term debt or capital stock of the Company or any of its subsidiaries; or (z) the Forward Transaction or consummation of any of the other transactions contemplated by this Agreement, the Forward Sale Agreement, the Registration Statement and the Prospectus; and (2) a certificate, dated the applicable Delivery Date, signed by the Company’s Secretary, in form and substance reasonably satisfactory to BAS and BOA.

(g) The Company agrees to use its commercially reasonable efforts to cause KPMG LLP, independent public accountants for the Company, to deliver to BAS and BOA a letter, dated the date hereof, and a customary “bring-down” letter dated each of the First Delivery Date and the Subsequent Delivery Date, addressed to BAS and BOA and in form and substance satisfactory to BAS and BOA and BAS’s counsel and BOA’s counsel.

(h) The Company shall confirm that, subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not be any change in the capital stock or long-term debt of the Company or any subsidiary or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and its subsidiaries, individually or taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident or other calamity at any of the properties owned or leased by the Company or any of its subsidiaries, the effect of which, in any such case described above, is, in the judgment of BAS, so material and adverse as to make it impracticable or inadvisable to proceed with the Forward Transaction on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

(i) AHM shall have complied with all of its obligations under the Forward Sale Agreement; no event or circumstance shall exist that would permit with the giving of notice or lapse of time or both the termination or early close out of the Forward Sale Agreement by BOA; and the Forward Sale Agreement shall be in full force and effect.

(j) The Company shall confirm that, subsequent to the date hereof and until the Final Prospectus Delivery Date there shall be no downgrading in the Company’s corporate credit rating or the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(k) The Company shall confirm that as of the First Delivery Date and the Subsequent Delivery Date, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would prevent the sale of the Shares; and no injunction or order of any federal, state or foreign court has been issued that would prevent the sale of the Shares.

(l) The Company shall use its commercially reasonable efforts to furnish BAS and BAS’ Counsel with such other certificates, opinions or other documents as they may reasonably request.

(m) AHM shall furnish BAS and BOA (1) a certificate of an authorized representative of AHM, dated the First Delivery Date, to the effect that the representations and warranties of AHM set forth in Section 2 hereof are accurate and that AHM has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the First Delivery Date and (2) a certificate, dated the First Delivery Date, signed by AHM’s secretary or an authorized representative of AHM, in form and substance reasonably satisfactory to BAS and BOA.

8. Indemnification

(a) The Company shall indemnify and hold harmless AHM, BOA and BAS and each person, if any, who controls AHM, BOA or BAS within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus Supplement or the Prospectus Supplement, or in any supplement thereto or amendment thereof, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of AHM, BAS or BOA, as the case may be, expressly for use therein. The parties agree that such information provided by BAS and BOA consists solely of the material referred to in Section 1(b) hereof and that such information provided by or on behalf of AHM consists solely of the information pertaining to the number of shares of Common Stock beneficially owned by

AHM as set forth in the table under the heading “Selling Stockholder” (other than to the extent dependent on the current conversion rate for the Series C Preferred Stock, as to which the Company has provided such information) the penultimate sentence of footnote 2 to such table relating to AHM’s election to pay the cash value of notes otherwise deliverable at settlement and paragraphs 1, 2 and 5 (but in the case of paragraph 5, only as to the receipt of consideration by AHM) under the heading “Plan of Distribution” of the Prospectus Supplement. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including but not limited to other liability under this Agreement.

(b) AHM shall indemnify and hold harmless the Company, each of the directors of the Company, BOA and BAS and each other person, if any, who controls the Company, BOA or BAS within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact relating to AHM contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related Preliminary Prospectus Supplement or the Prospectus Supplement, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact relating to AHM required to be stated therein or necessary to make the statements therein not misleading; provided, however, that AHM will be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of AHM. The parties agree that with respect to the Company such information provided by AHM consists solely of material referred in clause (a) of this Section 8, and with respect to BOA and BAS, that such information consists solely of the number of shares of Common Stock beneficially owned by AHM as set forth in the table under the heading “Selling Stockholder” in the Prospectus Supplement and the penultimate sentence of footnote 2 to such table relating to AHM’s election to pay the cash value of notes otherwise deliverable at settlement. This indemnity agreement will be in addition to any liability that AHM may otherwise have, including under this Agreement and under the Forward Sale Agreement.

(c) BAS shall indemnify and hold harmless the Company, AHM, each of the directors of the Company and each of the directors of AHM, each of the officers of the Company who shall have signed the Registration Statement, each of the executive officers of AHM, and each other person, if any, who controls the Company or AHM within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus Supplement or the Prospectus Supplement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by BAS specifically for use therein. The parties agree that with respect to any indemnification of the Company, such information provided by BAS consists solely of the material referred to in Section 1(b) hereof and with respect to any indemnification of AHM, that such information consists solely of paragraphs 3, 4, 6, 7 and 8 under the heading “Plan of Distribution.” This indemnity will be in addition to any liability that BAS may otherwise have, including but not limited to other liability under this Agreement.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, AHM, and BAS shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, AHM or BAS, any contribution received by the Company or AHM from persons, other than BAS, who may also be liable for contribution, including persons who control the Company or AHM within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, AHM and BAS may be subject, in such proportions as is appropriate to reflect the relative fault of the Company, AHM and BAS in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of each of the Company, AHM and BAS shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, AHM or BAS and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, AHM and BAS agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, BAS will not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it as contemplated hereby and in the Prospectus Supplement exceeds the amount of any damages which BAS has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 9, each person, if any, who controls BAS within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as BAS, and each person, if any, who controls the Company, or AHM, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to limitations of the immediately preceding sentence. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. The obligations of the Company and AHM, respectively, to contribute pursuant to this Section 9 are several and not joint.

10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of BAS, the Company and AHM contained in this Agreement or in certificates of officers of the Company or any subsidiary submitted pursuant hereto, including the agreements contained in Section 6, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of BAS or any controlling person thereof or by or on behalf of the Company or AHM, any of their officers and directors or any controlling person thereof, and shall survive the sale of the Shares. The representations contained in Sections 1 and 2, the agreements contained in Sections 6, 8, 9 and 10 and the provisions of Sections 12 through 17, inclusive, hereof shall survive any termination of this Agreement.

11. Effective Date of Agreement. This Agreement shall become effective upon the execution of this Agreement.

12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a) if sent to BAS, shall be mailed, delivered, or faxed and confirmed in writing, to BAS at Bank of America N.A., c/o Banc of America Securities LLC, 9 West 57th Street, 40th Floor, New York, NY 10019, Attention: Equity Financial Products, telecopy number (212) 847-5124, with a copy to BAS’s counsel at Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, Attention: Marc D. Jaffe, telecopy number (212) 751-4864;

(b) if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing, to the Company and its counsel at the addresses set forth in the Registration Statement, Attention: Joseph Titlebaum, Executive Vice President, General Counsel and Secretary, telecopy number: (202) 380-4534, with a copy to Hogan & Hartson L.L.P, 555 Thirteenth Street NW, Washington, D.C. 20004, Attention: Steven Kaufman, telecopy number: (202) 637-5910;

(c) if sent to AHM, shall be mailed, delivered, or faxed and confirmed in writing, to AHM at American Honda Motor Co., Inc, 1919 Torrance Boulevard, Torrance, CA 90501, Attention: Paul Honda (100-2W-5H), telecopy number (310) 787-4539, with a copy to AHM’s counsel at O’Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071-2899, Attention: Jack Hardy, telephone number (213) 430-6393.

Any such notices and other communications shall take effect at the time of receipt thereof.

13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, BAS, BOA, the Company and AHM and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from BAS.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving any effect to any provisions thereof relating to conflicts of law other than New York General Obligations Law Section 5-1401.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

17. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

[signature page follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

XM SATELLITE RADIO HOLDINGS INC.

By:	/s/ Joseph M. Titlebaum
Name:	Joseph M. Titlebaum
Title:	Executive Vice President, General Counsel and Secretary

AMERICAN HONDA MOTOR CO., INC.

By:	/s/ Shinichi Sakamoto
Name:	Shinichi Sakamoto
Title:	Treasurer

The foregoing Registration Agreement is hereby confirmed and accepted as of the date first written above.

BANC OF AMERICA SECURITIES LLC

By:	/s/ David Moran
Name:	David Moran
Title:	Managing Director

ANNEX I

Form of Opinion of Hogan & Hartson LLP

(a) Each of the Company, XM Satellite, XM Radio and XM Innovations was incorporated, and is validly existing and in good standing as of the date of the applicable telecopy specified in paragraphs 19 and 20 above, under the laws of the State of Delaware. Each of XM Equipment and XM Eckington was organized, and is validly existing and in good standing as of the date of the applicable telecopy specified in paragraph 19. Each of the Company, XM Satellite, XM Radio and XM Innovations has the corporate power and corporate authority under the Company Certificate of Incorporation, the XM Satellite Certificate of Incorporation, the XM Radio Certificate of Incorporation and the XM Innovations Certificate of Incorporation, respectively, and the Delaware General Corporation Law to own, lease and operate its current properties and to conduct its business as described in the Prospectus Supplement. Each of XM Equipment and XM Eckington have the limited liability company power and limited liability company authority under the XM Equipment Certificate of Formation and the XM Equipment Operating Agreement, and the XM Eckington Certificate of Formation and the XM Eckington Operating Agreement, respectively, and the Delaware LLC Act to own, lease and operate its current properties and to conduct its business as described in the Prospectus Supplement. The Company, XM Radio and XM Eckington are authorized to transact business as foreign corporations in the District of Columbia as of the date of the certificates specified in paragraphs 21 and 23 above, respectively. XM Satellite is authorized to transact business as a foreign corporation in the District of Columbia, the State of Florida, the State of Michigan and the Commonwealth of Virginia as of the respective dates of the certificates and written confirmations specified in paragraph 22 above.

(b) All shares of capital stock of the Company shown as issued and outstanding on an actual basis under the caption “Capitalization” in the Prospectus Supplement, including the Selling Stockholder Shares, are duly authorized and, assuming the receipt of consideration therefor as provided in resolutions of the Company’s Board of Directors authorizing issuance thereof, are validly issued, fully paid and nonassessable and were not issued in violation of any statutory preemptive rights under the Delaware General Corporation Law or, to our knowledge, any contractual right to subscribe for any of such shares. The Selling Stockholder Shares, if issued and delivered upon conversion of the Notes pursuant to the Note Purchase Agreement as of the date hereof, will be duly authorized and validly issued, fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive or similar rights. The capital stock of the Company shown as issued and outstanding on an actual basis under the caption “Capitalization” in the Prospectus Supplement conforms in all material respects to the description thereof disclosed in the Prospectus Supplement.

(c) All of the issued and outstanding shares of capital stock of XM Satellite have been duly authorized and, assuming the receipt of consideration therefor as provided in resolutions of XM Satellite’s Board of Directors authorizing issuance thereof, are validly issued, fully paid and nonassessable, were not issued in violation of any statutory preemptive rights under the Delaware General Corporation Law or, to our knowledge, any contractual right to subscribe for any of such shares, and are owned of record by the Company, except as disclosed in the Prospectus Supplement.

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(d) All of the issued and outstanding shares of capital stock of XM Radio have been duly authorized and, assuming the receipt of consideration therefor as provided in the organizational actions taken by the sole incorporator of XM Radio authorizing issuance thereof, are validly issued, fully paid and nonassessable, were not issued in violation of any statutory preemptive rights under the Delaware General Corporation Law or, to our knowledge, any contractual right to subscribe for any of such shares, and are owned of record by XM Satellite, except as disclosed in the Prospectus Supplement.

(e) All of the issued and outstanding shares of capital stock of XM Innovations have been duly authorized and, assuming the receipt of consideration therefor as provided in the organizational actions taken by the sole incorporator of XM Innovations authorizing issuance thereof, are validly issued, fully paid and nonassessable, were not issued in violation of any statutory preemptive rights under the Delaware General Corporation Law or, to our knowledge, any contractual right to subscribe for any of such shares, and are owned of record by XM Satellite, except as disclosed in the Prospectus Supplement.

(f) All of the issued and outstanding limited liability interests of XM Equipment have been duly authorized and, assuming the receipt of consideration therefor as provided in the organizational actions taken by the sole member of XM Equipment authorizing issuance thereof, are validly issued, were not issued in violation of any statutory preemptive rights under the Delaware LLC Act or, to our knowledge, any contractual right to subscribe for any of such limited liability interests, and are owned of record by XM Satellite, except as disclosed in the Prospectus Supplement.

(g) All of the issued and outstanding limited liability interests of XM Eckington have been duly authorized and, assuming the receipt of consideration therefor as provided in the organizational actions taken by the sole member of XM Eckington authorizing issuance thereof, are validly issued, were not issued in violation of any statutory preemptive rights under the Delaware LLC Act or, to our knowledge, any contractual right to subscribe for any of such limited liability interests, and are owned of record by the Company, except as disclosed in the Prospectus Supplement.

(h) To our knowledge, none of the Company or any of the XM Subsidiaries have issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or to subscribe for, any shares of stock or other securities of the Company or any of the XM Subsidiaries, respectively, except as described in the Prospectus Supplement (other than options issued pursuant to the Company’s 1998 Shares Award Plan, Employee Stock Purchase Plan and Talent Option Plan).

(i) The Company has the corporate power and corporate authority under the Company Certificate of Incorporation and the Delaware General Corporation Law to execute, deliver and perform as of the date hereof its obligations under the Agreement and to consummate the transactions contemplated by the Agreement, including, without limitation, to issue and deliver the shares of Class A Common Stock upon conversion of the Notes pursuant to the Note Purchase Agreement as of the date hereof.

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(j) The Agreement and the Letter Agreement have been duly authorized, executed and delivered on behalf of the Company.

(k) The Registration Statement has become effective under the Securities Act, the required filings of the Prospectus Supplement pursuant to Rule 424(b) promulgated pursuant to the Securities Act have been made in the manner and within the time period required by Rule 424(b) and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus Supplement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.

(l) The Registration Statement, Prospectus and the Prospectus Supplement (except for the financial statements and supporting schedules included or incorporated by reference therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder.

(m) The execution, delivery and performance on the date hereof by the Company of the Agreement and the Letter Agreement and the consummation by the Company of any of the transactions contemplated therein (including the issuance and delivery of the shares of Class A Common Stock upon conversion of the Notes pursuant to the Note Purchase Agreement as of the date hereof) do not (i) violate the Company Certificate of Incorporation or Company Bylaws, (ii) breach or constitute a default under any Filed Contract, (iii) to our knowledge, violate any Applicable Law, or any order, judgment or decree applying Applicable Law of any federal or State of Delaware court or governmental or regulatory authority having jurisdiction over the Company, any of the XM Subsidiaries or any of their respective properties or assets or (iv) to our knowledge, result in the imposition of a lien or encumbrance on any property or assets of the Company or any of the XM Subsidiaries, except for such violations, breaches, defaults or impositions referred to in clauses (ii), (iii) and (iv) of this paragraph (m) that (X) would not, singly or in the aggregate, have a Material Adverse Effect or (Y) are disclosed in the Prospectus Supplement.

(n) No approval or consent of, or registration or filing with, any federal governmental agency, court, or regulatory authority (other than the Federal Communications Commission or any state or local communications authority, as to which we express no opinion) having jurisdiction over the Company under any Applicable Law, or the Office of the Secretary of State of the State of Delaware is required to be obtained or made by the Company in connection with the execution, delivery and performance (including the issuance and delivery of the shares of Class A Common Stock upon conversion of the Notes pursuant to the Note Purchase Agreement as of the date hereof) as of the date hereof by the Company of the Agreement, the Issuers’ Acknowledgement and the Letter Agreement, except: (i) such as may be required under federal securities statutes and regulations (certain matters with respect to which are addressed elsewhere in this opinion) or state securities or blue sky statutes and regulations (as to which we express no opinion), (ii) such as have been obtained or made or have been disclosed in the Prospectus Supplement or (iii) where the failure to obtain such consents or waivers would not, singly or in the aggregate, have a Material Adverse Effect.

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(o) None of the Company or the XM Subsidiaries is an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(p) Except as set forth in the Agreement or in the Prospectus Supplement, to our knowledge, there are no holders of any securities of the Company who, by reason of the execution, delivery or performance as of the date hereof by the Company of the Agreement, have the right (which has not been waived) to request or demand that the Company register under the Securities Act securities held by them.

(q) The information, incorporated by reference in the Prospectus Supplement from the Company’s Annual Report on Form 10-K filed with the SEC on March 4, 2005 under the following captions (or, as applicable, certain portions of such information as indicated below), to the extent that such information constitutes matters of law or legal conclusions, or purports to describe certain provisions of specified documents, has been reviewed by us, and is correct in all material respects: “Risk Factors—Large payment obligations under our distribution agreement with General Motors and other agreements may prevent us from becoming profitable or from achieving profitability in a timely manner.”

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ANNEX II

Form of Opinion of Shaw Pittman

1. Except as set forth in the Prospectus Supplement under the captions “Risk Factors—Failure to comply with FCC requirements could damage our business” and “Business—Regulatory Matters,” (i) XM Radio holds all authorizations necessary to construct, launch, and operate a Satellite Digital Audio Radio Service system and offer a subscription service on a non-common carrier basis, and all such authorizations are in full force and effect, and (ii) the FCC has assigned XM Radio two orbital locations at 85 degrees W.L. and 115 degrees W.L. for XM Radio’s two satellites and the frequency band 2332.5-2345 MHz to provide such Satellite Digital Audio Radio Service. The term “full force and effect” means only the following: (1) the orders issuing the FCC licenses have become effective under 47 C.F.R. § 1.102; (2) all express FCC-imposed conditions precedent have been satisfied; (3) no stay of effectiveness has been issued; and (4) the FCC licenses have not expired by their own terms or been invalidated or modified by any subsequent FCC action.

2. Except for such FCC consents, approvals, authorizations or orders that have already been obtained, no consent, approval, authorization or order of the FCC is required to be obtained by Holdings, the Company or XM Radio under the Communications Laws for the consummation of the transactions contemplated under the Registration Agreement. Please be advised that, from time to time, Holdings, the Company or XM Radio may be required to obtain certain FCC authorizations that would be required in the ordinary course of business.

3. The execution and delivery of the Registration Agreement and the consummation of the transactions contemplated thereunder, by Holdings, the Company and XM Radio do not and will not violate any provision of the Communications Laws.

4. The statements set forth in the Prospectus Supplement under the captions “Risk Factors —Failure to comply with FCC requirements could damage our business” and “Business—Regulatory Matters,” insofar as such statements constitute a summary of material (a) legal matters, (b) documents, or (c) proceedings under the Communications Laws, fairly present the information contained under such captions in light of the circumstances in which such statements are made.

5. Except as set forth in the Prospectus Supplement, to our knowledge, there is no investigation or complaint before the FCC pending or threatened in writing that is specifically directed against or in respect of Holdings, the Company or XM Radio, or any of the FCC licenses held by XM Radio that would reasonably be expected to result in the revocation of any FCC authorizations or otherwise to materially impair the operations of Holdings, the Company or XM Radio taken as a whole.

6. Assuming that BOA and its affiliates do not directly or indirectly own or hold any debt or equity interest in, or have any rights with respect to, the Company or XM Radio except as set forth in the Forward Sale Agreement and the Note Purchase Agreement, then no consent, approval, authorization or order of the FCC is required to be obtained under the Communications Laws for the consummation of the transactions contemplated under the Forward Sale Agreement

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or the conversion by BOA of the Notes pledged in connection therewith or to be received upon settlement thereof as long as such conversion does not result in the direct or indirect ownership or control by BOA and its affiliates of more than 49.9% of the voting securities of the Company or XM Radio.

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ANNEX III

Form of Opinion of Counsel for AHM

1.	AHM is a corporation validly existing and in good standing under the laws of the State of California.

2.	AHM has the corporate power to enter into and perform its obligations under the Registration Agreement, the Forward Sale Agreement, the Amendment and the Letter Agreement, and the execution, delivery and performance of the Registration Agreement, the Forward Sale Agreement, the Amendment and the Letter Agreement have been duly authorized by all necessary corporate action on the part of AHM.

3.	Each of the Registration Agreement, the Forward Sale Agreement, the Amendment and the Letter Agreement has been duly executed and delivered by AHM and constitutes the legally valid and binding obligation of AHM, enforceable against AHM in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

4.	The execution and delivery by AHM of the Registration Agreement, the Amendment, the Forward Sale Agreement and the Letter Agreement do not, and AHM’s performance of its obligations thereunder will not, (i) violate or breach the Articles of Incorporation or Bylaws of AHM, (ii) violate, breach or result in a default under any existing obligation of or restriction on AHM under any agreement identified on Schedule I to the opinion, or (iii) violate any current California, New York or federal law that we have, in the exercise of customary professional diligence, recognized as applicable to AHM or to transactions of the type contemplated in the Registration Agreement, the Forward Sale Agreement, the Amendment or the Letter Agreement.

5.

No order, consent, permit or approval of, or any filing with, any California, New York or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to AHM or to transactions of the type contemplated in the Registration Agreement, the Letter Agreement, the Amendment or the Forward Sale Agreement is required on the part of AHM for the execution and delivery of, and performance of its obligations under, the Registration Agreement, the Letter Agreement, the Amendment or Forward Sale Agreement, except for such as have been obtained, except for filings and other actions required pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 and the rules and regulations thereunder, federal and state securities or blue sky laws, as to which we express no opinion.

6.	The Pledge Agreement is effective to create in favor of Bank of America, N.A. (in its capacity as secured party under the Pledge Agreement, the “Secured Party”) a security interest in the Notes delivered to Bank, as Secured Party, under the Uniform Commercial Code as in effect in the State of New York (the “Code”):

(a)	If the Notes constitute an instrument for the purposes of the Code, then when Bank takes possession of the Notes in the State of New York, Bank will have a perfected security interest in the Notes prior to any other security interest therein that may be created by AHM under Article 9 of the Code.

(b)	If the Notes constitute a certificated security for purposes of the Code, then on delivery of the Notes to Bank, in the State of New York, Bank will acquire a perfected security interest in the Notes.

7.	It is not a condition to the consummation of the transactions contemplated in the Forward Sale Agreement that Bank assume the obligations of AHM under the Amended and Restated Director Designation Agreement dated as of February 1, 2003 (as amended on September 9, 2003, the “Director Designation Agreement”), the Third Amended and Restated Shareholders and Noteholders Agreement dated as of June 16, 2003 (the “Shareholders Agreement”) or the Second Amended and Restated Registration Rights Agreement dated as of January 28, 2003 (the “Registration Rights Agreement”), and the Director Designation Agreement, Shareholders Agreement and the Registration Rights Agreement will not be binding on Bank or any designee as provided in the Confirmation as a result of the acquisition by the Bank or the designee of Notes pursuant to the Confirmation.

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